Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO INSURED DEPOSIT ACCOUNT AGREEMENT

This Amendment No. 1 to the Insured Deposit Account Agreement referred to below, dated as of October 24, 2016 (this “Amendment”), is by and among TD Bank USA, National Association, a national bank with its main office in the State of Delaware (“TD Bank USA”), TD Bank, National Association, a national bank with its main office in the State of Delaware (“TD Bank,” and together with TD Bank USA, the “Depository Institutions”), TD Ameritrade, Inc., a corporation incorporated under the laws of the State of New York (“TDA”), TD Ameritrade Clearing, Inc., a corporation incorporated under the laws of the State of Nebraska (“TDAC”), TD Ameritrade Trust Company, a non-depository trust company duly incorporated in the State of Maine (“TDATC,” and together with TDA and TDAC, the “Ameritrade Companies”), TD Ameritrade Holding Corporation (“Ameritrade Parent”) and The Toronto-Dominion Bank, a Canadian chartered bank (“TD Parent”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the IDA Agreement (defined below).

Recitals

WHEREAS, the Depository Institutions, the Ameritrade Companies and TD Parent are parties to that Insured Deposit Account Agreement, effective as of January 1, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “IDA Agreement”);

WHEREAS, Ameritrade Parent is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Holdco Merger Agreement”), by and among Scottrade Financial Services, Inc., a corporation incorporated under the laws of the State of Delaware (“Scottrade”), Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, created under the Voting Trust Agreement dated December 31, 2012, as amended on January 21, 2016 (the “Trust”), Ameritrade Parent and Alto Acquisition Corp., a corporation incorporated under the laws of the State of Delaware, pursuant to which, upon the terms and subject to the conditions set forth therein, Ameritrade Parent has agreed to acquire Scottrade upon the effective time of the consummation of the transactions contemplated thereby (the “Closing”);

WHEREAS, TD Bank is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Bank Merger Agreement”), by and among Scottrade, Scottrade Bank, a federal savings association (“Scottrade Bank”), Rodger O. Riney, as Voting Trustee of the Trust, and TD Bank, pursuant to which, upon the terms and subject to the conditions set forth therein, TD Bank has agreed to acquire Scottrade Bank immediately prior to the Closing;

WHEREAS, Scottrade is a party to certain sweep agreements (the “Program Bank Arrangements”) with other depository institutions (the “Program Banks”);

WHEREAS, the parties intend for Scottrade to participate in the sweep program provided for in the IDA Agreement following the Closing and to amend the IDA Agreement to reflect such inclusion as well as the parties’ agreement with respect to the treatment of Scottrade brokerage accounts following the Closing; and

NOW THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Addition of Scottrade to the IDA Agreement.

(a)	In accordance with Section 15(p) of the IDA Agreement, the parties agree that, effective upon the Closing, the Depository Institutions shall provide Master Accounts (as defined below) and related services to Scottrade and its Customers, on the same terms and subject to the same conditions as contained in the IDA Agreement with respect to the Ameritrade Companies (except as otherwise provided in this Amendment).

(b)	Without limiting the foregoing, effective upon the Closing, Scottrade will be added as a party to the IDA Agreement and shall be obligated to, and Ameritrade Parent shall cause Scottrade to, make available the Depository Institutions’ Money Market Deposit Accounts to its Customers on the same terms and subject to the same conditions as applicable to the Ameritrade Companies pursuant to the IDA Agreement, including Section 5 thereof.

(c)	Following the Closing, one or more omnibus Money Market Direct Deposit Accounts representing individual Money Market Deposit Accounts of Scottrade customers (the “Scottrade Master Accounts”) will be established and maintained at the Depository Institutions and deemed to be “Master Accounts” for purposes of the IDA Agreement, and Ameritrade Parent will cause Scottrade to perform the functions contemplated by Section 1 of the IDA Agreement with respect to the Scottrade Master Accounts on the same terms and subject to the same conditions as set forth therein.

Section 1.2. Program Bank Arrangements.

(a)	With respect to any accounts of Customers of Scottrade opened prior to the Closing (the “Legacy Accounts”), the parties shall cause all funds of such Customers held in Money Market Deposit Accounts or similar omnibus or other sweep accounts at any Program Bank to be withdrawn and deposited into Money Market Deposit Accounts of the Depository Institutions on the terms and subject to the conditions of the IDA Agreement, promptly, and in no event later than thirty (30) days, following (i) the Closing, with respect to any such funds consisting of liquid deposits that may be withdrawn at any time and (ii) the maturity date of such deposits in the case of all other funds (the funds described in this clause (ii), the “Term Funds”). No funds held in or deposited into Legacy Accounts may be reinvested pursuant to the Program Bank Arrangements following the Closing, including by means of any renewal, extension or term modification of any Term Funds.

(b)	Any funds deposited into Legacy Accounts following the Closing, and any funds held in or deposited into accounts of Customers of Scottrade opened on or following the Closing, shall promptly be deposited into Money Market Deposit Accounts of the Depository Institutions on the terms and subject to the conditions of the IDA Agreement.

(c)

Notwithstanding anything to the contrary in the IDA Agreement, including Section 7 thereof but excluding and subject to the terms of Sections 7(d) and 5(a)(ii)(B) thereof, the Ameritrade Companies shall, and Ameritrade Parent shall cause Scottrade to, (i) during the term of the IDA Agreement deposit all Customer funds of Legacy Accounts which are in excess of the applicable FDIC deposit insurance limits, into the Scottrade Master Accounts or other Master Accounts with the Depository Institutions, and (ii) for the period that the Term Funds remain in the Program

Banks pursuant to subsection (a)(ii) above, if the Ameritrade Companies exercise their right under Section 7 of the IDA Agreement to sweep any portion of uninsured Customer deposits to one or more unaffiliated depository institutions, they shall nevertheless ensure that an amount of deposits from Customer accounts other than Legacy Accounts, which are not covered by FDIC deposit insurance, in an amount equal to the aggregate of the then-current amount of Term Funds held at Program Banks, are kept on deposit in Master Accounts with the Depository Institutions.

(d)	Ameritrade Parent shall, and shall cause Scottrade to (i) make any changes to the governing Program Bank Arrangements in any manner necessary to allow compliance with the provisions of this Agreement and not make any changes inconsistent with the terms of this Amendment, including in any manner that restricts or delays the reinvestment of customer funds into the IDA Agreement pursuant to Section 1.2(a) above; and (ii) make any changes to, and take any actions required by, the Legacy Accounts, Master Accounts and applicable customer agreements necessary to implement the terms and provisions of this Amendment, including, but not limited to, posting notices of changes in the Program Banks and in the terms of customer account agreements and providing notices and opt-out rights to Scottrade customers to the extent required by law and the terms of such customer account agreements as in effect as of the Closing, and to the extent necessary cooperating with and causing Scottrade to take such actions prior to the Closing, in order to be able to effect the actions required by Section 1.2(a) above within the time period specified therein.

Section 1.3. Definitions. In furtherance of the foregoing, effective upon the Closing:

(a)	Scottrade shall be deemed an “Ameritrade Company” for purposes of the IDA Agreement, and Ameritrade Parent shall cause Scottrade to comply with all obligations of an Ameritrade Company under the IDA Agreement; and

(b)	any customers of Scottrade shall be deemed “Customers” for purposes of the IDA Agreement.

Section 1.4. Termination. This Amendment shall automatically terminate if the Holdco Merger Agreement or the Bank Merger Agreement is terminated in accordance with its respective terms prior to the Closing.

ARTICLE II

MISCELLANEOUS

Section 2.1. Continued Effect of Original Agreement. As amended hereby, the IDA Agreement as heretofore amended is hereby ratified and confirmed and agreed to by all of the parties hereto and continues in full force and effect. All references in the IDA Agreement to the “Agreement” shall be read as references to the IDA Agreement, as amended by this Amendment and as it may be further amended, supplemented, restated or otherwise modified from time to time.

Section 2.2. Counterparts. This Amendment may be executed by facsimile in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 2.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (except to the extent that mandatory provisions of federal law are applicable), without giving effect to the principles of conflicts of law, and shall be binding upon the successors and assigns of the parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

TD BANK USA, NATIONAL ASSOCIATION

By:	/s/ Mike Pederson
Name:	Mike Pedersen
Title:	President and Chief Executive Officer

TD BANK, NATIONAL ASSOCIATION

By:	/s/ Mike Pederson
Name:	Mike Pedersen
Title:	President and Chief Executive Officer

THE TORONTO-DOMINION BANK

By:	/s/ Riaz Ahmed
Name:	Riaz Ahmed
Title:	Group Head and Chief Financial Officer

TD AMERITRADE, INC.

By:	/s/ Stephen J. Boyle
Name:	Stephen J. Boyle
Title:	Chief Financial Officer

TD AMERITRADE CLEARING, INC.

By:	/s/Judith K. Ricketts
Name:	Judith K. Ricketts
Title:	President

TD AMERITRADE TRUST COMPANY

By:	/s/ Stephen J. Boyle
Name:	Stephen J. Boyle
Title:	Chairman

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Timothy D. Hockey
Name:	Timothy D. Hockey
Title:	President and Chief Executive Officer